Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

HUB GROUP, INC.

FIRST: The name of the Corporation is Hub Group, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

Section 1. Authorized Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 consisting of 97,337,700 shares of Class A Common Stock with a par value of $0.01 per share (“Class A Common Stock”), 662,300 shares of Class B Common Stock with a par value of $0.01 per share (“Class B Common Stock”) and 2,000,000 shares of Preferred Stock with a par value of $0.01 per share (“Preferred Stock”). The number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the votes of the Corporation entitled to be cast, voting together as a single class.

Section 2. Liquidation. Subject to any preferential rights in favor of any class of Preferred Stock, upon liquidation or dissolution of the Corporation, each issued and outstanding share of Class A Common Stock and each issued and outstanding share of Class B Common Stock shall be entitled to participate pro rata in the assets of the Corporation remaining after payment of, or adequate provision for, all known debts and liabilities of the Corporation.

Section 3. Class A Common Stock Voting Rights. Each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to one vote on all matters presented for a vote of stockholders.

Section 4. Class B Common Stock.

A.
Voting. Subject to the provisions for adjustment as set forth in Section 4(e) of this Article FOURTH, each issued and outstanding share of Class B Common Stock shall entitle the holder thereof to twenty (20) votes on all matters presented for a vote of stockholders and, except as required by applicable law, such shares shall be voted together with all issued and outstanding shares of Class A Common Stock as a single class.
B.
Dividends. Each issued and outstanding share of Class B Common Stock shall entitle the holder thereof to receive, when and as declared by the Board of Directors, out of funds legally available therefor, a dividend equal to the dividend which each share of Class A Common Stock entitles the holder thereof to receive when and as declared by the Board of Directors out of funds legally available therefor. If a dividend or distribution payable in shares of Class B Common Stock is declared by the Board of Directors in respect of the outstanding shares of Class B Common Stock, the Board of Directors shall declare a simultaneous dividend or distribution payable in shares of Class A Common Stock in respect of the outstanding shares of Class A Common Stock. The Corporation shall not effect any subdivision, consolidation, reclassification or other change in the shares of Class B Common Stock unless the Corporation shall simultaneously effect an equivalent subdivision, reclassification or other change in the shares of Class A Common Stock.
C.
Conversion. Each issued and outstanding share of Class B Common Stock shall, at any time and from time to time, at the option of, and without cost to, the holder thereof, be convertible into a share of Class A Common Stock. Upon any such conversion, the shares of Class B Common Stock surrendered in connection with such conversion shall be cancelled and may not be reissued.
D.
Transfer. Upon any Transfer of shares of Class B Common Stock (other than a Transfer to a Permitted Transferee), the shares of Class B Common Stock so transferred shall automatically and without any further action by the Corporation be converted into an equivalent number of shares of Class A Common Stock. Upon any such conversion, the shares of Class B Common Stock surrendered in connection with such conversion shall be cancelled. For purposes of this Certificate of Incorporation, the term “Transfer” shall mean any transaction by which a holder of Class B Common Stock purports to assign shares of Class B Common Stock to another individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity and shall include a sale, assignment, gift, bequest, pledge, encumbrance, hypothecation, mortgage or any other disposition by law or otherwise. For purposes of this Certificate of Incorporation, the term “Permitted Transferee” shall mean Phillip C. Yeager, the descendants (whether natural or adopted) of Phillip C. Yeager, the spouse of Phillip C. Yeager or any descendant (whether natural or adopted) of Phillip C. Yeager, an estate of any of the foregoing, any trust for the primary benefit of any one or more of the foregoing and any corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, all of the outstanding equity securities of which are owned by any one or more of the foregoing.
E.
Adjustments. In the event that the Corporation shall at any time (i) declare any dividend on the outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of share, then in each such case the number of votes per share to which holders of shares of Class B Common Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event. Similar adjustments shall be made to the amount of dividends and amounts to be received upon liquidation or dissolution to which the holders of Class B Common Stock are entitled upon the occurrence of any of the events described in the preceding sentence.
F.
Merger, Consolidation, etc. In any merger, consolidation or business combination to which the Corporation is a party, holders of Class A Common Stock and Class B Common Stock, shall receive the same kind and amount of consideration as that received by holders of the other class; provided, however, that in any such transaction in which holders of Class A Common Stock and Class B Common Stock are to receive shares of capital stock in another entity, the terms of the shares to be received by holders of Class B Common Stock may differ from the terms of the shares to be received by holders of Class A Common Stock only as to voting rights and only to the extent that voting rights differ between shares of Class A Common Stock and Class B Common Stock under this Certificate of Incorporation.

Section 5. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

A.
The number of shares constituting that series and the distinctive designation of that series;
B.
The rate of dividend, if any, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and, if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;
C.
Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;
D.
Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including, without limitation, the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

E.
Whether the shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);
F.
The amounts, if any, payable upon the shares in the event of voluntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;
G.
The amounts, if any, payable under the shares thereof in the event of involuntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;
H.
Sinking fund provisions, if any, for the redemption or purchase of the shares (the term “sinking fund” being understood to include any similar fund, however designated); and
I.
Any other relative rights, preferences, limitations and powers of that series.

Section 6. Certificate of Incorporation and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation and the Bylaws of the Corporation, as each may be amended from time to time.

FIFTH: The name and mailing address of the sole incorporator of the Corporation is as follows:

Michael J. Perlowski

Mayer, Brown & Platt

190 South LaSalle Street

Chicago, Illinois 60603

SIXTH: The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than three (3) nor more than twelve (12). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any director then in office.

SEVENTH: Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the Bylaws.

EIGHTH: Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board of the Corporation, if one is elected, (iii) the Chief Executive Officer of the Corporation or (iv) the holders of capital stock of the Corporation having at least a majority of the votes which could be cast by the holders of all shares of capital stock of the Corporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

NINTH: In addition to any other consideration which the Board of Directors may lawfully take into account, in determining whether to take or refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business.

TENTH: The Corporation is to have perpetual existence.

ELEVENTH:

Section 1. Liability of Directors and Officers. A director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Section 2. Indemnification. The Corporation shall indemnify, and advance expenses to, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 shall be deemed to be a contract between the Corporation and each person referred to herein.

Section 3. Payment of Claims. If a claim under Section 2 of this ARTICLE ELEVENTH is not paid in full by the Corporation within thirty days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the Bylaws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware and Section 2 of this ARTICLE ELEVENTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Non-Exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE ELEVENTH, the General Corporation Law of the State of Delaware, or otherwise.

Section 6. Effect of Amendment. No amendment to or repeal of all or any part of this ARTICLE ELEVENTH shall adversely affect any right or protection existing at the time of such repeal or amendment.

TWELFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation.

THIRTEENTH: Meetings of the stockholders may be held at such places, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws. The books of the Corporation may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office and thereafter approved by the stockholders. For purpose of the foregoing sentence and in addition to any other vote required by law, the affirmative vote of the holders of shares of capital stock having at least two-thirds of the votes which could be cast by the holders of all shares of capital stock entitled to vote thereupon (or such greater proportion as may be required by law), voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purposes, shall be required to repeal, alter or amend any provisions of, or adopt any provision inconsistent with, Sections 4 or 5 of Article FOURTH or Articles SIXTH, SEVENTH, EIGHTH or NINTH or this Article FOURTEENTH.